Sub-Item 770

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS TRUST

Dreyfus International Bond Fund (the “Fund”)

On June 2, 2016, Dreyfus International Bond Fund, a series of The Dreyfus/Laurel Funds Trust, purchased 3,050 1.900% senior notes, due June 7, 2019, issued by Aetna Inc /PA/ (CUSIP #345397XW8) (the “Senior Notes”), at a purchase price of $99.925 per Senior Note, including a commission of .450% per Senior Note. The Senior Notes were purchased from Citigroup Global Markets, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

Citigroup Global Markets, Inc.
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Fifth Third Securities, Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
SunTrust Robinson Humphrey, Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase in compliance with the Fund’s Rule 10f-3 Procedures at the Fund’s Board meetings held on July 27-28, 2016. These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus/Laurel Funds Trust; Dreyfus International Bond Fund

2. Anticipated Purchase Date: 6/2/2016

3. Total Net Assets of Account/Fund: $968,685,288.43

4. Type and Description of Security to be Purchased: AETNA INC 1.9 6/7/2019

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A-; S&P: A-; Moody's: Baa2

6. Name of Underwriting Syndicate Dealer Effecting Transaction: CITIBANK, NA

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC.

8. Issue Size: 1,650,000,000

9. CUSIP: 00817YAT5

10. Amount Purchased by Account/Fund: 3,050 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.185%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.315%

13. Purchase Price of Securities (if at par, so state): $99.925

14. Commission/Spread Received by Principal Underwriters: 0.450%

15. Yield (as applicable): 1.900%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 1.900%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

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Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/11/16

2nd Quarter 2016

Sub-Item 770

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS TRUST

Dreyfus International Bond Fund (the “Fund”)

On September 7, 2016, Dreyfus International Bond Fund, a series of The Dreyfus/Laurel Funds Trust, purchased 8,675 3.875% senior notes, due September 12, 2023, issued by Royal Bank of Scotland Group PLC (CUSIP #780097BD2) (the “Senior Notes”), at a purchase price of $99.97 per Senior Note, with a commission of .375% per Senior Note. The Senior Notes were purchased from Merrill Lynch, Pierce, Fenner & Smith Incorporated, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

Merrill Lynch, Pierce, Fenner & Smith Incorporated BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC CIBC World Markets Corp.

     Danske Markets Inc. Morgan Stanley & Co. LLC

     RBS Securities Inc. Société Générale UniCredit Capital Markets LLC

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase in compliance with the Fund’s Rule 10f-3 Procedures at the Fund’s Board meetings held on October 26-27, 2016. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16